EXHIBIT 10.02

STATE OF NORTH CAROLINA

COUNTY OF HYDE

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of the 26th day of August, 2009 (the “Date of Grant”), by and between ECB BANCORP, INC., a North Carolina corporation (the “Company”), and A. DWIGHT UTZ (the “Participant”).

WHEREAS, on February 21, 2008, the Company’s Board of Directors adopted the 2008 OMNIBUS EQUITY PLAN (the “Plan”), subject to the approval of the Company’s shareholders, and the Company’s shareholders approved the Plan on April 15, 2008; and

WHEREAS, under the Plan, the Company may, from time to time, award to employees of the Company and its subsidiaries restricted shares of the Company’s common stock (“Common Stock”) under the terms and conditions set forth in the Plan (a “Restricted Stock Award”); and

WHEREAS, the Participant currently is an employee of the Company’s subsidiary, The East Carolina Bank (the “Subsidiary”), who has been chosen to receive a Restricted Stock Award.

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth herein, the Company and the Participant hereby agree as follows:

1. Grant of Restricted Stock Award. Effective as of the date of this Agreement (the “Grant Date”), the Company hereby grants to the Participant a Restricted Stock Award consisting of an aggregate of ONE THOUSAND FIVE HUNDRED (1,500) restricted shares of Common Stock (the “Restricted Shares”), subject to the conditions and restrictions described in this Agreement.

The Restricted Stock Award is granted under and pursuant to the Plan, the terms and conditions of which (including terms providing for the adjustment of the number of Restricted Shares under specified circumstances) are incorporated herein by reference and a copy of which will be provided to the Participant upon request. Capitalized terms used in this Agreement which are defined in the Plan but not in this Agreement shall have the same meaning herein as assigned to such terms in the Plan. In the event any provision of this Agreement conflicts or is inconsistent with a term or condition of the Plan, then the Plan provision shall be controlling and shall supersede the provisions of this Agreement.

2. Restrictions and Vesting. All the Restricted Shares are issued to the Participant as of the Date of Grant, subject to the restrictions, conditions and possibility of forfeiture as described below. Restricted Shares may be issued in certificated or uncertificated form. During the period (the “Restriction Period”) between the Grant Date and the date on which the Company redeems all shares of its preferred stock issued to the United States Department of the Treasury (“U.S. Treasury”) under its TARP Capital Purchase Program (the “CPP”), any certificates evidencing the Restricted Shares shall be held in escrow by the Company, and the Participant may not sell, transfer, pledge, assign, encumber, or otherwise alienate, hypothecate or dispose of any of the Restricted Shares. However, subject to the above restrictions, and except as otherwise described in the Plan, during the Restriction Period the Participant otherwise shall be the owner of and may exercise full voting rights associated with the Restricted Shares, and the Company shall pay or make dividends and other distributions on the Restricted Shares on the same basis as on its other outstanding shares of Common Stock; provided, however, that if the Company issues any additional shares of Common Stock or other securities or rights as a stock dividend, stock split or other non-cash distribution with respect to the Restricted Shares, then those additional shares or that other distribution shall become a part of the Restricted Shares and be subject to the terms of this

Agreement and subject to forfeiture as described herein, and any certificate evidencing any such additional shares or rights shall be held in escrow by the Company as provided above.

During the Restriction Period, any certificates evidencing the Restricted Shares shall be inscribed with the following legend:

“The shares of ECB Bancorp, Inc. (the “Company”) common stock evidenced by this certificate are subject to the terms and restrictions of the 2008 Omnibus Equity Plan and may not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan and an agreement between the Company and the registered holder dated August 26, 2009, a copy of which is on file at the Company’s offices.”

In the event that any attempt is made to transfer, pledge, assign, encumber, attach, levy on, or otherwise alienate, hypothecate or dispose of any Restricted Shares prior to the end of the Restriction Period applicable to them, whether voluntary, involuntary, or otherwise, or whether by any action or inaction of the Participant or by operation of law, such shares of stock shall be forfeited and surrendered to the Company without any payment or other consideration to the Participant.

If not sooner terminated upon the Participant’s death as provided in Paragraph 3 below, the Restriction Period will end, and the above restrictions will lapse, on the date on which the Company redeems all shares of its preferred stock issued to the U.S. Treasury under the CPP.

Subject to the other provisions of this Agreement and the Plan, as soon as practicable following the end of the Restriction Period and lapse of the above restrictions, the Company shall release and deliver to the Participant (or, in the case of the Participant’s death prior to the end of the Restriction Period, to his or her beneficiary(ies) determined as provided in Paragraphs 3 and 12 below), a certificate evidencing the Restricted Shares, free and clear of the restrictions described in this Agreement.

3. Termination of Employment; Death. Except in the case of the Participant’s death during the Restriction Period as provided below, if, prior to the end of the Restriction Period, the Participant’s employment with the Subsidiary terminates or is terminated, voluntarily or involuntarily, and for any reason, with or without “Cause” (as defined in the Plan), this Agreement shall remain in effect and the Restricted Shares shall continue to be subject to the restrictions described herein and held in escrow by the Company as provided in Paragraph 2 above until the end of the Restriction Period.

Notwithstanding anything in this Agreement to the contrary, in the event the Participant dies prior to the end of the Restriction Period, the Restriction Period shall terminate and restrictions immediately shall lapse as to all Restricted Shares.

4. Effect of Agreement on Service as an Employee. Neither the Plan, this Agreement nor the grant of the Restricted Stock Award is intended or shall be deemed or interpreted to confer upon the Participant any right to continued service as an officer or employee of the Company or the Subsidiary or to affect, interfere with, restrict, or otherwise limit in any way the right of the Company or the Subsidiary to terminate the Participant’s employment at any time and for any reason.

5. Payment of Taxes. The Participant shall be responsible for all federal, state, local, or other taxes of any nature imposed pursuant to any law or governmental regulation or ruling on the Restricted Stock Award or Restricted Shares or on any income which the Participant is deemed to recognize in connection with the Restricted Stock Award, and the Company shall have the rights provided in the Plan with respect to the payment of or provision for any such taxes.

As a condition of the Restricted Stock Award, the Participant agrees that if he or she makes an election under Internal Revenue Code Section 83(b), the Participant will promptly file a copy of that election with the Company.

6. Authority of Plan Committee. The Plan and this Agreement are subject to interpretations, amendments, rules and regulations which may from time to time be promulgated or adopted by the Company’s Board of Directors and/or the Plan Committee pursuant to the Plan. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and the Plan, and any interpretation by the Committee of the terms of this Agreement or the Plan, shall be final, binding and conclusive on all persons affected thereby; provided, however, that the Company’s Board of Directors shall have the right, in its absolute and unfettered discretion, to overrule or modify any determination or interpretation made by the Committee, and in such event the determinations or interpretations by the Board shall be final, binding and conclusive on all persons affected thereby.

7. Notices. Except as otherwise provided herein, any notice which the Company or the Participant may be required or permitted to give to the other under the Plan or this Agreement shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. If to the Company, notices sent by mail shall be addressed to the Chairman of the Compensation Committee of the Company’s Board of Directors at the Company’s then current corporate office or at such other address as the Company, by written notice to the Participant, may designate from time to time. If to the Participant, notices sent by mail shall be sent to the Participant’s most current address reflected in the records of the Company as of the time the notice is required. If the Participant has died, any such notice shall be given to the Participant’s personal representative if the representative has delivered to the Company evidence satisfactory to the Company of the personal representative’s authority and has informed the Company of the personal representative’s address by notice pursuant to this Paragraph 7

8. Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be valid and enforceable under applicable law, but, in the event that any provision shall be held to be invalid or unenforceable, the remaining provisions shall continue to be in full force and effect, and this Agreement shall continue to be binding on the parties hereto as if such invalid or unenforceable provision or part hereof had not been included in this Agreement.

9. Amendment and Modification of Agreement; Waiver. Except as otherwise provided herein, the Plan and this Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, in the manner described in the Plan. Despite any provision in the Plan or this Agreement to the contrary, the Company may amend the Plan and this Agreement without the consent of or additional consideration to the Participant or any other person if such amendment is necessary to comply with or avoid penalties arising under Section 409A of the Internal Revenue Code of 1986 or any other section of the Code, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, this Agreement, or both, before the amendment.

10. Compliance with CPP Rules. The Participant understands and agrees that the Company is a participant in the CPP, and, as a result, the Company is bound by applicable law, rules, regulations and guidance restricting or pertaining to the compensation of officers and employees of CPP participants which are now in effect or may later be established (including but not limited to the rules and guidance currently set forth in interim final rules appearing at 31 C.F.R. Part 30 promulgated under Sections 101(a)(1), 101(c)(5) and 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009) (collectively, the “CPP Rules”). The Participant and the Company intend for this Agreement and benefits to the Participant hereunder to comply with the CPP Rules and, for that purpose, and notwithstanding anything contained in this Agreement to the contrary, the Participant and the Company agree as provided in this Paragraph 10 below.

(a) Prohibited Payments; Authority to Modify Agreement. In no event shall the Company have any obligation to make any payment, or provide any compensation or other benefit to the Participant or to the Participant’s estate or beneficiary (including without limitation by delivery of Restricted Shares at the end of the Restriction Period, or by making any “Golden Parachute Payment,” as that term is defined in the CPP Rules, or by paying or providing any other payment or benefit in connection with or following any termination of the Participant’s employment or service), to the extent that the Company’s Board of Directors or the Plan Committee determines, in its sole judgment, that such delivery, payment, compensation or other benefit would violate or be prohibited by or inconsistent with the CPP Rules.

If, in the sole judgment of the Company’s Board of Directors or the Plan Committee, any provision of the Plan or this Agreement, or any such delivery, payment, compensation or benefit which the Company is or becomes obligated to make, pay or provide to the Participant or to the Participant’s estate or beneficiary under this Agreement, would violate or be prohibited by or inconsistent with the CPP Rules, then the Board or the Plan Committee shall have the authority, exercisable unilaterally and without the Participant’s or any other person’s consent, to modify any or all of the terms or provisions of the Restricted Stock Award, the Plan or this Agreement, or to reduce or eliminate any such delivery, payment, compensation or other benefit, to the extent the Board or the Plan Committee, in its sole judgment, considers necessary in order to comply with the CPP Rules.

The Board’s and Plan Committee’s power to modify the Restricted Stock Award, the Plan and this Agreement shall be effective for so long as the Company is subject to the CPP Rules. The Board’s or Plan Committee’s action modifying the Plan or this Agreement may, but need not, be in the form of a written amendment or supplement to the Plan or this Agreement, or in the form of a duly adopted resolution.

(b) Waiver. The Participant hereby acknowledges and agrees that, for as long as the Company is a participant in the CPP and is subject to the CPP Rules, the Company will be bound by the CPP Rules, and any implementing guidance issued by the U.S. Treasury or other federal agencies. The Participant hereby grants the waiver required by the U.S. Treasury to release the United States and the Company from any claims that the Participant might otherwise have as a result of any modification of the Plan or this Agreement as provided above, and agrees to execute such other documents as the U.S. Treasury may require to evidence this waiver.

11. Nontransferability. Except as otherwise described in the Plan or Paragraph 12 below, the Restricted Stock Award and Participant’s rights under this Agreement are not transferable or assignable except by will or by the laws of descent and distribution. More particularly, but without limiting the generality of the foregoing, the Participant’s rights under this Agreement may not be sold, assigned, transferred, pledged, or hypothecated in any way, and shall not be subject to execution, attachment, or similar process.

12. Designation of Beneficiary.

(a) In the event the Participant shall die during the Restriction Period, the Restricted Shares as to which restrictions lapsed upon his or her death as provided in Paragraph 3 above (if any) shall be delivered to the Participant’s beneficiary or beneficiaries, if any, designated by the Participant in an effective designation of beneficiary delivered to the Company as provided in this Paragraph 12. If, at the time of the Participant’s death, (i) no effective beneficiary designation is on file with the Company, or (ii) no beneficiary designated by the Participant has survived the Participant, the Company may deem the Participant’s surviving spouse or, if there is no surviving spouse or the Participant is no longer married, the Participant’s estate, to be the beneficiary designated to receive any Restricted Shares as to which restrictions lapsed upon the Participant’s death. In either case, upon such delivery to the Participant’s beneficiary, the Company shall be fully relieved of any further obligation with respect to those shares.

(b) In order to designate one or more beneficiaries, the Participant shall file a written designation with the Company in the form attached as Appendix A to this Agreement. Each such designation shall specify, by name(s), the person(s) to whom any such shares shall be delivered following the Participant’s death. From time to time, the Participant may change or revoke a beneficiary designation without the consent of the previously named beneficiary(ies) by filing a new beneficiary designation form with the Company, and the filing of a new designation form automatically shall revoke any and all designation forms previously filed with the Company. A beneficiary designation form not properly filed with the Company prior to the Participant’s death shall be of no force or effect under this Agreement.

(c) Subject to reasonable restrictions imposed by the Company and to the Company’s right to refuse to accept such a designation for reasons satisfactory to it, the Participant may designate more than one beneficiary and/or alternative or contingent beneficiaries, in which case the Participant’s designation form shall specify the relative shares and terms and conditions upon which Restricted Shares shall be delivered to such multiple, alternative or contingent beneficiaries.

(d) In making all determinations regarding the beneficiary(ies) designated by the Participant, the latest designation form filed by the Participant with the Company shall control, and all changes in circumstances that occur after the filing of that designation shall be ignored by the Company. For example, if the Participant’s spouse is designated as beneficiary in the latest written designation of beneficiary filed by the Participant but, thereafter, is divorced from the Participant, such designation shall remain valid until and unless the Participant files a later beneficiary designation form with the Company naming a different beneficiary. Notwithstanding anything contained in any designation of beneficiary to the contrary, if there are circumstances which cause the Company to be unsure as to the person who is entitled to delivery of any Restricted Shares following the Participant’s death, then the Company may hold those shares until their ownership is determined by a Court of proper jurisdiction, or, at its option, it may deliver those shares to the Participant’s personal representative and, upon such delivery, the Company shall be fully relieved of any further obligation with respect to those shares

(e) Any Restricted Shares as to which restrictions have lapsed under this Agreement prior to, or otherwise than as a result of, the Participant’s death shall be the property of the Participant, whether or not the certificate for those shares has been received by the Participant prior to death. Any Restricted Shares as to which restrictions lapse as a result of the Participant’s death shall be the property of and delivered to the Participant’s beneficiary(ies) determined in accordance with this Paragraph 12.

13. Captions and Headings; Gender and Number. Captions and paragraph headings used in this Agreement are for convenience only and do not modify or affect the meaning of any provision of, are not a part of, and shall not serve as a basis for interpretation of, this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

14. Governing Law; Venue and Jurisdiction. The validity, interpretation, and administration of this Agreement, and the rights of any and all persons having or claiming to have any interest hereunder, shall be determined exclusively in accordance with the internal laws of the State of North Carolina. Without limiting the generality of the previous sentence, the period within which any action in connection with this Agreement must be commenced shall be governed by the internal laws of the State of North Carolina, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained. The parties agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of Hyde County, North Carolina, and each party hereby waives any right or defense relating to such jurisdiction and venue.

15. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon and, subject to the restrictions described herein, inure to the benefit of the Participant, his heirs, legatees, personal representatives, executors, and administrators.

16. Entire Agreement. This Agreement (which incorporates the terms and conditions of the Plan) constitutes and embodies the entire understanding and agreement of the parties with respect to the matters described herein and supersedes any previous agreements, whether written or oral. Each party acknowledges and agrees that, except as otherwise provided in this Agreement, there are no other agreements or understandings, written or oral, in effect between the parties relating to the matters described herein.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its corporate name by its undersigned officer thereunto duly authorized by authority of its Board of Directors first duly given, and the Participant has hereunto set his or her hand and adopted as his or her seal the typewritten word “SEAL” appearing beside his or her name, all done as of this the day and year first above written.

ECB BANCORP, INC.

By:	/s/ R. S. Spencer, Jr.
R. S. Spencer, Jr.
Chairman of the Board of Directors

PARTICIPANT

/s/ A. Dwight Utz	(SEAL)
A. Dwight Utz

APPENDIX A

DESIGNATION OF BENEFICIARY

Pursuant to the terms of the RESTRICTED STOCK AWARD AGREEMENT dated as of August 26, 2009, between the undersigned and ECB Bancorp, Inc. (the “Company”), I hereby designate the following beneficiary(ies) to receive any shares of the Company’s Common Stock as to which restrictions under that Agreement lapse as a result of my death as provided in Paragraph 3 of the Agreement. This Designation of Beneficiary is made under, and my and my beneficiary(ies)’ rights and the Company’s obligations hereunder shall be subject to, the terms and conditions of the Agreement.

PRIMARY BENEFICIARY(IES): (If more than one is listed, I intend for the shares to be divided between or among all Primary Beneficiaries as co-beneficiaries in the percentages listed, or equally if no percentages are listed, rather than as alternative or contingent beneficiaries or in any order of listing or otherwise. If more than one is named and one of them has died, I intend for the shares that otherwise would be delivered to that person to be delivered to the surviving Primary Beneficiary or, if more than one, divided equally among the surviving Primary Beneficiaries.)

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CONTINGENT BENEFICIARY(IES): (If I have listed one or more Contingent Beneficiaries, I intend for them to receive shares of Common Stock only if no Primary Beneficiary survives me. If more than one is listed, then, unless I have indicated otherwise as provided below, I intend for the shares to be divided between or among all Contingent Beneficiaries as co-contingent beneficiaries in the percentages listed, or equally if no percentages are listed, rather than in any order of listing or otherwise, and, if one of them has died, I intend for the shares that otherwise would be delivered to that person to be delivered to the surviving Contingent Beneficiary or, if more than one, divided equally among the surviving Contingent Beneficiaries. Alternatively, if I intend for one or more Contingent Beneficiary(ies) to receive payments in any particular order, or to the exclusion of any other(s) listed, I have indicated that below.)

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This designation hereby revokes any prior designation which may have been in effect.

Date: , 20	Participant:

Witness

Receipt Acknowledged by:

Title:

Date:	, 20